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                                                                     EXHIBIT 1.1


                         FORM OF UNDERWRITING AGREEMENT

                      NORWEST ASSET SECURITIES CORPORATION
                Mortgage Pass-Through Certificates, Series 199_-_

                             UNDERWRITING AGREEMENT

                                                                   _______, 199_

[Underwriter]

Ladies and Gentlemen:

          Norwest Asset Securities Corporation, a Delaware corporation ("NASCOR"), proposes to issue and sell to you, as underwriter (the "Underwriter"), the Mortgage Pass-Through Certificates having the respective approximate principal amounts and the other characteristics set forth in
Schedule I hereto (the "Certificates") evidencing ownership interests in a trust consisting of mortgage loans acquired by NASCOR (the "Mortgage Loans") and related property but excluding the Fixed Retained Yield as set forth in Schedule I hereto, if any (collectively, the "Trust Estate"). The Mortgage Loans will be of the type described in, and will have the characteristics and aggregate principal balance set forth in, the Prospectus Supplement (as hereinafter defined).

          The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of the close of business on the date specified in Schedule I, by and among NASCOR, as depositor, Norwest Bank Minnesota, National Association, a national banking association ("Norwest Bank"), as master servicer (in such capacity, the "Master Servicer") and [____________], as trustee (the "Trustee"). The Certificates will be issued in the denominations specified in Schedule I hereto. The Certificates will conform in all material respects to the description thereof contained in Schedule I hereto and the Prospectus Supplement.

          1. REPRESENTATIONS AND WARRANTIES. (a) NASCOR represents and warrants to, and agrees with, the Underwriter that:

                 (i) A registration statement (File No. 33-_________), including a prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Act"), and no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been initiated or to NASCOR's knowledge threatened by the Commission; and the prospectus in the form in which it will be used in connection with the
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          offering of the Certificates is proposed to be supplemented by a prospectus supplement relating to the Certificates and, as so supplemented, to be filed with the Commission pursuant to Rule 424 under the Act. (Such registration statement, as amended to the date of this Agreement, excluding for purposes of this Agreement any information contained in any Form 8-K filed and incorporated by reference therein pursuant to Section 9 hereof or pursuant to any other underwriting agreement entered into by NASCOR, is hereinafter referred to as the "Registration Statement"; such prospectus supplement, as first filed with the Commission, is hereinafter referred to as the "Prospectus Supplement"; and such prospectus in the form in which it will first be filed with the Commission in connection with the offering of the Certificates, as supplemented by the Prospectus Supplement, is hereinafter referred to as the "Prospectus"; all references herein to the Prospectus or to the Prospectus, as revised, amended, or supplemented, shall be deemed to exclude any information contained in any Form 8-K filed and incorporated by reference therein pursuant to Section 9 hereof or pursuant to any other underwriting agreement entered into by NASCOR).

                (ii) The Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, will conform, and the Registration Statement and the Prospectus, as revised, amended or supplemented and filed with the Commission prior to the termination of the offering of the Certificates, as of their respective effective or issue dates, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates, and the Registration Statement and the Prospectus, as revised, amended or supplemented and filed with the Commission as of the "Closing Date" (as hereinafter defined), will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents; and the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, will not include any untrue statement of a material fact or will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, as revised, amended or supplemented and filed prior to the Closing Date, as of the Closing Date, will not include any untrue statement of a material fact or will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that NASCOR makes no representations, warranties or agreements as to the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to NASCOR by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto.


                                       -2-

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               (iii)     Assuming that certain of the Certificates are rated at
          the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each such Certificate at such time will be a "mortgage related security" as such term is defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                (iv) Each of the Certificates will conform in all material respects to the description thereof contained in the Prospectus, and each of the Certificates, when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Serving Agreement, and immediately prior to the delivery of the Certificates to the Underwriter, NASCOR will own the Certificates, and upon such delivery the Underwriter will acquire title thereto, free and clear of any lien, pledge, encumbrance or other security interest other than one created or granted by the Underwriter or permitted by the Pooling and Servicing Agreement.

                 (v) This Agreement has been duly authorized, executed and delivered by NASCOR and, as of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by NASCOR and will conform in all material respects to the description thereof contained in the Prospectus and, assuming the valid execution thereof by the Trustee and Norwest Bank, the Pooling and Servicing Agreement will constitute a valid and binding agreement of NASCOR enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles.

                (vi) NASCOR has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Pooling and Servicing Agreement and this Agreement.

               (vii) Neither the issuance or delivery of Certificates, nor the consummation of any other of the transactions contemplated herein, nor compliance with the provisions of the Pooling and Servicing Agreement or this Agreement, will conflict with or result in the breach of any material term or provision of the certificate of incorporation or bylaws of NASCOR, and NASCOR is not in breach of violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation or instrument to which NASCOR is a party or by which it or its properties are bound, or (ii) any law, decree, order, rule or regulation applicable to NASCOR


                                       -3-
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          of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over NASCOR, or its properties, the default in or the breach or violation of which would have a material adverse effect on NASCOR or the ability of NASCOR to perform its obligations under the Pooling and Servicing Agreement; and neither the delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein, nor the compliance with the provisions of the Pooling and Servicing Agreement or this Agreement will result in such a breach, violation or default which would have such a material adverse effect.

              (viii) No filing or registration with, notice to, or consent, approval, authorization or order or other action of, any court or governmental authority or agency is required for the consummation by NASCOR of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement (other than as required under state securities laws or Blue Sky laws, as to which no representations and warranties are made by NASCOR), except such as have been, or will have been prior to the Closing Date, obtained under the Act, and such recordations of the assignment of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed.

                (ix) There is no action, suit or proceeding before or by any court, administrative or governmental agency, or other tribunal, domestic or foreign, now pending to which NASCOR is a party, or to the best of NASCOR's knowledge threatened against NASCOR, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, affairs, regulatory situation or business prospects of NASCOR or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated herein.

                 (x) At the Closing Date the representations and warranties made by NASCOR in the Pooling and Servicing Agreement will be true and correct in all material respects as of the date made.

                (xi) At the time of execution and delivery of the Pooling and Servicing Agreement, NASCOR will own the mortgage notes (the "Mortgage Notes") being transferred to the Trust Estate pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), except to the extent permitted in the Pooling and Servicing Agreement, and will not have assigned to any person other than the Trust Estate any of its right, title or interest, exclusive of the Fixed Retained Yield, if any, in the Mortgage Notes. NASCOR will have the power and authority to transfer the Mortgage Notes to the Trust Estate and to transfer the Certificates to the Underwriter, and, upon execution and delivery to the Trustee of the Pooling and Servicing Agreement, payment by the


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          Underwriter for the Certificates, and delivery to the Underwriter of the Certificates, the Trust Estate will own the Mortgage Notes (exclusive of the Fixed Retained Yield, if any) and the Underwriter will acquire title to the Certificates, in each case free of Liens except to the extent permitted by the Pooling and Servicing Agreement.

               (xii) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates have been or will be paid by NASCOR at or prior to the Closing Date, except for fees for recording assignments of mortgage loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed, which fees will be paid by NASCOR in accordance with the Pooling and Servicing Agreement.

              (xiii) The transfer of the Mortgage Loans and the related assets to the Trust Estate at the Closing Date will be treated by NASCOR for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

          (b) Norwest Mortgage, Inc. ("Norwest Mortgage") represents and warrants to, and agrees with, the Underwriter that:

                 (i) Norwest Mortgage has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

                (ii) The execution and delivery by Norwest Mortgage of this Agreement are within the corporate power of Norwest Mortgage and have been duly authorized by all necessary corporate action on the part of Norwest Mortgage.

               (iii) Neither the execution and delivery of this Agreement, nor the consummation by Norwest Mortgage of any other of the transactions contemplated herein, nor compliance with the provisions of this Agreement, will conflict with or result in the breach of any material term or provision of the certificate of incorporation or bylaws of Norwest Mortgage.

                (iv) This Agreement has been duly authorized, executed and delivered by Norwest Mortgage.

                 (v) Norwest Bank has been duly [chartered] and is validly existing as a national banking association in good standing under the laws of the United States with corporate power and authority to own its properties and conduct its business as described in the Prospectus.


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                (vi)     Norwest Bank is qualified to do business in all
          jurisdictions in which its activities as Master Servicer and as Securities Administrator require such qualification, except where failure to be so qualified will not have a material adverse effect on such activities.

               (vii) As of the Closing Date, the execution and delivery by Norwest Bank of the Pooling and Servicing Agreement will have been duly authorized by all necessary corporate action on the part of Norwest Bank.

              (viii) Neither the execution and delivery of the Pooling and Servicing Agreement, nor the consummation by Norwest Bank of any other of the transactions contemplated therein, nor compliance by Norwest Bank with the provisions of the Pooling and Servicing Agreement, will conflict with or result in the breach of any material term or provision of the [charter] or bylaws of Norwest Bank, and Norwest Bank is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation or instrument to which Norwest Bank is a party or by which it or its properties are bound, or
          (ii) any law, decree, order, rule or regulation applicable to Norwest Bank or any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over Norwest Bank, or its properties, the default in or the breach or violation of which would have a material adverse effect on Norwest Bank or the ability of Norwest Bank to perform its obligations under the Pooling and Servicing Agreement; and neither the execution of the Pooling and Servicing Agreement, nor the consummation of any other of the transactions contemplated therein, nor the compliance with the provisions of the Pooling and Servicing Agreement will result in such a breach, violation or default which would have such a material adverse effect.

          2. PURCHASE PRICE. The purchase price at which the Underwriter will purchase the Certificates in the approximate principal amount for each subclass set forth in Schedule I hereto shall be in the aggregate purchase price set forth therein.

          3. DELIVERY AND PAYMENT. The Certificates shall be delivered at the office, on the date and at the time specified in Schedule I hereto, which place, date and time may be changed by agreement between the Underwriter and NASCOR (such date and time of delivery of and payment for the Certificates being hereinafter referred to as the "Closing Date"). Delivery of the Certificates shall be made to the Underwriter against payment by the Underwriter of the purchase price therefor to or upon the order of NASCOR in same-day funds. The Certificates shall be registered in such names and in such denominations as the Underwriter may have requested not less than two full business days prior to the Closing Date. NASCOR agrees to have the Certificates available for inspection, checking and packaging in New York, New York, on the business day prior to the Closing Date.


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          4.   OFFERING BY UNDERWRITER.  It is understood that the Underwriter proposes to offer the Certificates for sale as set forth in the Prospectus and that the Underwriter will not offer, sell or otherwise distribute the Certificates (except for the sale thereof in exempt transactions) in any state in which the Certificates are not exempt from registration under state securities laws or Blue Sky laws (except where the Certificates will have been qualified for offering and sale at the direction of the Underwriter under such state securities laws or Blue Sky laws). In connection with such offering(s), the Underwriter agrees to provide NASCOR with information related to the offer and sale of the Certificates that is reasonably requested by NASCOR, from time to time (but not in excess of one year from the Closing Date), and necessary for complying with its tax reporting obligations, including, without limitation, the issue price of the Certificates.

          The Underwriter agrees that it shall not distribute any written materials to any potential investor in the Certificates prior to the time that a final Prospectus and Prospectus Supplement are delivered to such potential investor, other than any written materials which do not constitute a prospectus within the meaning of Section 2(10) of the Act or which are permitted by any rule or regulation promulgated under the Act to be delivered prior to a final prospectus; including, but not limited to, Rules 134 and 139 under the Act.

          The Underwriter further agrees that it will not sell or transfer any Certificate or interest therein in the initial sale or transfer of such Certificate by the Underwriter in an amount less than the minimum denomination for such Certificate to be set forth in the Prospectus Supplement.

          5.   AGREEMENTS.  NASCOR agrees with the Underwriter that:

          (a) NASCOR will cause the Prospectus to be filed with the Commission pursuant to Rule 424 under the Act and, if necessary, within 15 days of the Closing Date, will file a report on Form 8-K setting forth specific information concerning the Certificates, and will promptly advise the Underwriter when the Prospectus has been so filed, and, prior to the termination of the offering of the Certificates, will also promptly advise the Underwriter (i) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Certificates), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information (unless such request does not relate to the Certificates), and
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of NASCOR, the threatening of any proceeding for that purpose (unless such stop order or proceeding does not relate to the Certificates). NASCOR will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. Except as otherwise provided in Section 5(b) hereof, NASCOR will not file prior to the termination of such offering any amendment to the Regisration Statement or any revision of or supplement to the Prospectus (other than any such amendment, revision or supplement which does not relate to the Certificates) which shall be disapproved by the Underwriter after reasonable notice and review of such filing.

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          (b)  If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, NASCOR promptly will notify the Underwriter and will, upon request of the Underwriter, or may, after consultation with the Underwriter, prepare and file with the Commission a revision, amendment or supplement which will correct such statement or omission or effect such compliance, and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

          (c) NASCOR will (i) furnish to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus relating to the Certificates is required under the Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested, and (ii) file promptly all reports and any definitive proxy or information statements required to be filed by NASCOR with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (as such requirements may be modified pursuant to Section 12(h) of the Exchange Act) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Certificates.

          (d) NASCOR will, as between itself and the Underwriter, pay all expenses incidental to the performance of its obligations under this Agreement including, without limitation, (i) expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, the Pooling and Servicing Agreement and the Certificates, (ii) the cost of delivering the Certificates to the Underwriter, insured to the satisfaction of the Underwriter,
(iii) the fees charged by securities rating services for rating the Certificates, (iv) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Pooling and Servicing Agreement and the Certificates, and (v) all other costs and expenses incidental to the performance by NASCOR of NASCOR's obligations hereunder which are not otherwise specifically provided for in this subsection. It is understood that, except as provided in this paragraph (d) and in Sections 7 and 12 hereof, the Underwriter will pay all of its own expenses, including (i) the fees of any counsel to the Underwriter, (ii) any transfer taxes on resale of any of the Certificates by it, (iii) any advertising expenses connected with any offers that the Underwriter may make and (iv) any expenses for the qualification of the Certificates under state securities laws or Blue Sky laws, including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky survey.

          (e) So long as any Certificates are outstanding, upon the request of the Underwriter, NASCOR will, or will cause the Master Servicer to, furnish to the Underwriter,

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as soon as available, a copy of (i) the annual statement of compliance delivered by the Master Servicer to the Trustee under the Pooling and Servicing Agreement,
(ii) the annual independent public accountants' servicing report furnished to the Trustee pursuant to the Pooling and Servicing Agreement, (iii) each report of NASCOR regarding the Certificates filed with the Commission under the Exchange Act or mailed to the holders of the Certificates, and (iv) from time to time, such other information concerning the Certificates which may be furnished by NASCOR or the Master Servicer without undue expense and without violation of applicable law.

          6. CONDITIONS TO THE OBLIGATION OF THE UNDERWRITER. The obligation of the Underwriter to purchase the Certificates shall be subject to the accuracy in all material respects of the representations and warranties on the part of NASCOR and Norwest Mortgage contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of NASCOR and Norwest Mortgage made in any officer's certificate pursuant to the provisions hereof, to the performance in all material respects by NASCOR of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement with respect to the Certificates shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened, and the Prospectus shall have been filed or mailed with the Commission not later than required pursuant to the rules and regulations of the Commission.

          (b) NASCOR shall have furnished to the Underwriter a certificate, dated the Closing Date, of NASCOR, signed by a vice president of NASCOR, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                 (i) The representations and warranties of NASCOR herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and NASCOR has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                (ii) No stop order suspending the effectiveness of the Registration Statement with respect to the Certificates has been issued, and no proceedings for that purpose have been instituted and are pending or, to his knowledge, have been threatened as of the Closing Date; and

               (iii) Nothing has come to the attention of such person that would lead him or her to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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          (c)  Norwest Mortgage shall have furnished to the Underwriter a certificate, dated the Closing Date, of Norwest Mortgage, signed by a vice president or an assistant vice president of Norwest Mortgage, to the effect that the representations and warranties of Norwest Mortgage herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Norwest Mortgage has in all material respects complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (d) NASCOR shall have furnished to the Underwriter an opinion, dated the Closing Date, of Cadwalader, Wickersham & Taft, counsel of NASCOR, to the effect that:

                 (i) NASCOR is a corporation validly existing as a corporation in good standing under the laws of the State of Delaware;

                (ii) The Certificates have been duly authorized and executed and, assuming authentication and delivery in the manner contemplated in the Pooling and Servicing Agreement, are validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement and this Agreement, and upon delivery by NASCOR of the Certificates to the Underwriter and payment by the Underwriter of the purchase price therefor in the manner contemplated by this Agreement, the Underwriter will acquire the Certificates free and clear of any lien, pledge, encumbrance or other security interest other than one created or granted by the Underwriter or permitted by the Pooling and Servicing Agreement;

               (iii) Assuming that the Certificates are rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each such Certificate at such time will be a "mortgage related security" as such term is defined in Section 3(a)(41) of the Exchange Act;

                (iv) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by NASCOR and, assuming valid execution and delivery thereof by Norwest Bank and the Trustee, constitutes a valid and legally binding agreement of NASCOR, enforceable against NASCOR in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles, regardless of whether such enforcement is considered in a proceeding at law or in equity;

                 (v) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Estate (as defined in the Pooling and Servicing Agreement) is not required to be registered under the Investment Company Act of 1940, as amended;

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                (vi)     The Registration Statement has become effective under
          the Act, and, to the best of the knowledge of such counsel, (x) no stop order suspending the effectiveness of the Registration Statement with respect to the Certificates has been issued and no proceedings for that purpose have been instituted or are pending or have been threatened under the Act; (y) the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, and each revision or amendment thereof or supplement thereto relating to the Certificates, as of its effective or issue date, appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates; and (z) the Prospectus, as revised, amended or supplemented as of the Closing Date, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as to be used as of the Closing Date; in the course of such counsel's review of the Registration Statement and the Prospectus and discussion of the same with certain officers of NASCOR and its accountants, no facts came to the attention of such counsel that caused such counsel to believe that the Registration Statement or the Prospectus, as of the date of the Prospectus Supplement, or any revision or amendment thereof or supplement thereto, as of its effective or issue date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus, or any revision or amendment thereof or supplement thereto filed prior to the date of such opinion, as of the date of such opinion, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and the Prospectus, as of the date of such opinion, of the Certificates and the Pooling and Servicing Agreement and such descriptions, as of the date of the Prospectus Supplement, of the aspects of certain statutes as set forth in the Prospectus under the headings "ERISA Considerations" and "Certain Federal Income Tax Consequences" were, to the extent that they constitute matters of law or legal conclusions, accurate; and such counsel does not know of any contracts or documents relating to NASCOR of a character required to be described in or to be filed as exhibits to the Registration Statement, as of the date of the Prospectus Supplement, which were not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial, numerical or statistical data contained in the Registration Statement or the Prospectus or any material incorporated by reference in the Registration Statement or the Prospectus;

               (vii) This Underwriting Agreement has been duly authorized, executed and delivered by NASCOR;

              (viii) No consent, approval, authorization or order of any State of New York or federal governmental agency or body or, to the knowledge of such counsel, any State of New York or federal court is required for the consummation by NASCOR of the transactions contemplated by the terms of this Agreement or the Pooling and Servicing Agreement except such as may be required under the Blue Sky laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates, any recordations of the assignment of the mortgage loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed and such other approvals as have been obtained;

                (ix) The sale of the Certificates to the Underwriter pursuant to this Agreement and the consummation of any of the transactions contemplated by the terms of the Pooling and Servicing Agreement or this Agreement do not conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the certificate of incorporation or bylaws of NASCOR, or, to the knowledge of such counsel, without independent investigation, any indenture or other agreement or instrument to which NASCOR is a party or by which it is bound, or any State of New York or federal statute or regulation application to NASCOR or, to the knowledge of such counsel, without independent investigation, an order of any State of New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over NASCOR; and

                 (x) To the knowledge of such counsel, without independent investigation, after due inquiry, there are no legal or governmental actions, investigations or proceedings pending to which NASCOR is a party, or threatened against NASCOR, (A) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (C) which might materially and adversely affect the performance by NASCOR of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement or the Certificates or (D) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Prospectus under the heading "Certain Federal Income Tax Consequences." For purposes of the foregoing, such counsel may state that it has not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to NASCOR a present intention to initiate such proceedings.

          Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than NASCOR. Such opinion may be qualified as an opinion only on the laws of the State of New York, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States. To the extent that such firm relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such firm that is delivered to the Underwriter.

          (e) NASCOR shall have caused Norwest Bank to furnish to the Underwriter an opinion, dated the Closing Date, of counsel to Norwest Bank (who may be an employee of Norwest Bank), to the effect that:

                 (i) Norwest Bank is a national banking association duly [chartered] and validly existing in good standing under the laws of the United States;

                (ii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by Norwest Bank and, assuming valid execution and delivery thereof by NASCOR and the Trustee, the Pooling and Servicing Agreement constitutes a valid and legally binding agreement of Norwest Bank, enforceable against Norwest Bank in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles regardless of whether such enforcement is considered in a proceeding at law or in equity;

               (iii) No consent, approval, authorization or order of any New Jersey or federal court or governmental agency or body is required for the consummation by Norwest Bank of the transactions contemplated by the Pooling and Servicing Agreement except any such as may be required under the Blue Sky laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates, any recordations of the assignment of the mortgage loans evidenced by the Certificates to the Trustee to the Pooling and Servicing Agreement that have not yet been completed and any approvals as have been obtained;

                (iv) The consummation by Norwest Bank of any of the transactions contemplated by the terms of the Pooling and Servicing Agreement does not, to the knowledge of such counsel, conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the charter or bylaws of Norwest Bank, any indenture or other agreement or instrument to which Norwest Bank is a party or by which it is bound, any state or federal statute or regulation applicable to Norwest Bank or, to the knowledge of such counsel, any order of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over Norwest Bank; and

                 (v) To the best knowledge of such counsel after due inquiry, there are no legal or governmental actions, investigations or proceedings pending to which Norwest Bank is a party, or threatened against Norwest Bank, (A) asserting the invalidity of the Pooling and Servicing Agreement or (B) which might materially and adversely affect the performance by Norwest Bank of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement. For purposes of the foregoing, such counsel may state that it has not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the legal department of Norwest Bank or to an employee of Norwest Bank responsible for servicing a present intention to initiate such proceedings.

          Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than Norwest Bank. Such opinion may be qualified as an opinion only on the laws of the State of [Minnesota] and the federal law of the United States and, with respect to the opinions set forth in paragraph (e)(ii) above, the laws of the State of New York. To the extent that such counsel relies upon the opinion of other counsel in rendering any portions of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriter.

          (f) The Underwriter shall have received from counsel for the Underwriter such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Registration Statement and the Prospectus, and such other related matters as the Underwriter may reasonably require.

          (g)  NASCOR's independent accountants, [_________________________], shall have furnished to the Underwriter a letter dated as of or prior to the date of first use of the Prospectus Supplement in the form and reflecting the performance of the procedures previously agreed to by NASCOR and the Underwriter.

          (h) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospectus change, in or affecting the business or properties of NASCOR which the Underwriter concludes, in the reasonable judgment of the Underwriter, materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Prospectus.

          (i) The Certificates shall be rated not lower than the required ratings set forth in Schedule I hereto, such rating shall not have been rescinded and no public announcement shall have been made that either rating of the Certificates has been placed under review (otherwise than for possible upgrading).

          (j) You shall have received an opinion of special counsel to NASCOR, dated the Closing Date, in form and substance satisfactory to you, with respect to certain state


                                       -14
tax consequences under the tax laws of the jurisdiction in which the Trustee is located relating to the Trust Estate and the holders of the Certificates.

          (k) You shall have received copies of any opinions of counsel to NASCOR supplied to the rating organizations relating to certain matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to you or accompanied by reliance letters to you or shall state that you may rely upon them.

          (l) NASCOR shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to NASCOR in writing, or by telephone or telegraph confirmed in writing.

          7. INDEMNIFICATION AND CONTRIBUTION. (a) NASCOR agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus, or in any revision or amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that NASCOR will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to NASCOR by or on behalf of the Underwriter specifically for use in connection with the preparation thereof; provided, further, that NASCOR shall not be liable to the Underwriter and each person who controls the Underwriter with respect to any Prospectus or any Prospectus Supplement to the extent that any loss, claim, damage or liability results from the fact that the Certificates were offered or sold to a person to whom there was not delivered, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then revised, amended or supplemented in any case where such delivery is required by the Act or the

Exchange Act, if NASCOR has previously furnished copies thereof to the Underwriter. This indemnity agreement will be in addition to any liability which NASCOR may otherwise have.

          (b) The Underwriter agrees to indemnify and hold harmless NASCOR, its officers who signed the Registration Statement or any amendment thereof, its directors, and each person who controls NASCOR within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnities from NASCOR to the Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to NASCOR by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any revision or amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

          (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation by the indemnified party undertaken with notice to and approval by the indemnifying party.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by NASCOR on the one hand and the Underwriter on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or if the indemnified party failed to give the notice required under subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of NASCOR on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by NASCOR on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by NASCOR bear to the difference between (i) the total price at which the Certificates underwritten by the Underwriter and distributed to the public were offered to the public, and (ii) the portion of the total net proceeds from the offering (before deducting expenses) received by NASCOR attributable to the Certificates. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by NASCOR or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. NASCOR and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), and with respect to losses, claims, damages or liabilities referred to in subsection (a) or (b) above, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of NASCOR under this Section 7 shall be in addition to any liability which NASCOR may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to the officers of NASCOR who signed the Registration Statement or any amendment thereof, to its directors, and to each person who controls NASCOR within the meaning of either the Act or the Exchange Act.

          8. OBLIGATIONS OF NORWEST MORTGAGE. Norwest Mortgage agrees with the Underwriter, for the sole and exclusive benefit of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriter, in consideration of and as an inducement to its agreement to purchase the Certificates from NASCOR, to indemnify and hold harmless the Underwriter against any failure by NASCOR to perform its obligations to the Underwriter pursuant to Section 7 hereof; provided, however, that the aggregate liability of Norwest Mortgage for the foregoing indemnity shall not exceed an amount equal to the aggregate principal amount of the Certificates.

          9. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to NASCOR prior to delivery of and payment for the Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange shall have been instituted, (ii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Certificates on the terms and in the manner contemplated by the Prospectus as amended or supplemented. In addition, following receipt of notice from NASCOR that the Mortgage Loans will not conform to the specifications set forth in Schedule I hereto, if, in the reasonable judgment of the Underwriter, such disparity would have a material adverse effect on the marketing and sale of the Certificates, the Underwriter may terminate this Agreement not later than the close of business on the first Business Day after receipt of such notice or, if earlier, the Closing Date.

          10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of NASCOR, Norwest Mortgage and their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, NASCOR, Norwest Mortgage or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Certificates. The provisions of Section 5(d), Section 7, Section 8 and Section 11 hereof shall survive the termination or cancellation of this Agreement.

          11. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. If for any reason, other than default by the Underwriter in its obligation to purchase the Certificates or termination by the Underwriter pursuant to Section 9 hereof,the Certificates are not delivered by or on behalf of NASCOR as provided herein, NASCOR will reimburse the Underwriter for all out-of-pocket expenses of the Underwriter, including reasonable fees and disbursements of its counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Certificates, but NASCOR and Norwest Mortgage shall then be under no further liability to the Underwriter with respect to the Certificates except as provided in Section 5(d), Section 7 and Section 8 hereof.

          12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

          13. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          14. FINAL STRUCTURE DUE DATE. The Underwriter agrees to submit to NASCOR not later than 9:00 a.m. New York City Time on the Final Structure Due Date specified in Schedule I hereto its determination of the final structure relating to, among other items, the class designations, approximate principal amounts and payment priorities of the Certificates. Changes to such final structure may be made by the Underwriter after the Final Structure Due Date if the changes are of a non-material nature. The determination as to whether such changes are non-material shall be in the sole discretion of NASCOR. In addition, on or before the Final Structure Due Date the Underwriter may elect an extension thereof for an additional one or two business days beyond the original Final Structure Due Date if the Underwriter notifies NASCOR of its election not later than 9:00 a.m. New York City Time on such original Final Structure Due Date and the Underwriter pays to NASCOR, on or prior to the Closing Date, an extension fee of $100,000 for each day the Final Structure Due Date is extended as reimbursement for NASCOR's costs and expenses arising from such extension.

          15. MISCELLANEOUS. Time shall be of the essence of this Agreement. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

          16. NOTICES. All communications hereunder will be in writing and effective only on receipt and, if sent to the Underwriter, will be delivered to [Underwriter], [Street, City, State, Zip], Attn:_______________________, or if sent to NASCOR, will be delivered to NASCOR at [Street, City, State, Zip]; or if sent to Norwest Mortgage, will be delivered to Norwest Mortgage at 405 Southwest 5th Street, Des Moines, Iowa 50328.

                                    *   *   *

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among NASCOR, Norwest Mortgage and the Underwriter.

                              Very truly yours,

                              NORWEST ASSET SECURITIES
                              CORPORATION


                              By:  ________________________________
                                   Name:
                                   Title:


                              NORWEST MORTGAGE, INC.


                              By:  ________________________________
                                   Name:
                                   Title:


The foregoing Underwriting
Agreement is hereby
confirmed and accepted as of
the date first above written.

[UNDERWRITER]


By:  ______________________________
     Name:
     Title:

                                   Schedule I

                      NORWEST ASSET SECURITIES CORPORATION
                Mortgage Pass-Through Certificates, Series 199_-_


Underwriting Agreement dated_______, 199__.


Title of Certificates:                  Mortgage Pass-Through Certificates,
                                        Series 199_-_, [Classes] (the "Offered
                                        Certificates").


Aggregate Principal Amount of the
Offered Certificates:                   $_______(+/-5%) Principal Amount


Certificates Not Offered Hereby:        [Classes]

Minimum Denominations of Offered
Certificates:                           $100,000 initial principal balance and
                                        integral multiples of $1,000 in excess
                                        thereof.

Description of the Mortgage Loans:      Fixed interest rate, conventional,
                                        monthly pay, fully amortizing, one- to
                                        four-family, residential first mortgage
                                        loans having original stated terms to
                                        maturity of approximately [  ] years.

Subordination:                          "Shifting interest" structure.

REMIC Election:                         Yes.

Cut-Off Date:                           ____________________ 1, 199__

Final Structure Due Date:               ____________________ , 199__

Distributions:                          Distributions will be made monthly on
                                        the 25th day of each month or the next
                                        succeeding Business Day (the
                                        "Distribution Date").

Servicing Fee:
  (Monthly fee payable to each
  Servicer):                            [  ]% to [  ]% per annum.

Master Servicing Fee
  (Monthly fee payable to the
  Master Servicer):                     [  ]% per annum.

Securities Administrator Fee
  (Monthly fee payable to
  the Securities Administrator):        [  ]% per annum.

Fixed Retained Yield:                   [Yes][No].

Trustee:                                [First Trust National Association].

Book-Entry Registration:                [Yes][No].

Optional Termination:                   [  ].

Required Ratings:                       [Ratings]

Closing Date, Location and Time:        _________________, 199__; offices of
                                        Cadwalader, Wickersham & Taft, New York,
                                        New York; 10:00 a.m. New York City Time.

Purchase Price for the Certificates:    [    ]% of the initial aggregate
                                        principal amount of the Offered
                                        Certificates plus accrued interest
                                        thereon.

Date of Pooling and Servicing
Agreement:                              The Closing Date.

                                    Exhibit A

                                   [Reserved]